Exhibit 10.2

Execution Version

AMENDMENT NO. 2

This AMENDMENT NO. 2, dated as of June 5, 2020 (this “Amendment”), amends the Credit Agreement, dated as of November 28, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), by and among CONSOL COAL RESOURCES LP (the “Borrower”), the guarantors party thereto, the lenders party thereto, CONSOL ENERGY INC., as administrative agent for the Lenders (the “Administrative Agent”) and PNC BANK, NATIONAL ASSOCIATION, as collateral agent for Secured Parties (the “Collateral Agent” and, together with the Administrative Agent, the “Agents”). Capitalized terms used but not defined herein shall have the meanings given them in the Credit Agreement as amended by this Amendment (the “Amended Credit Agreement”).

WITNESSETH

WHEREAS, the Borrower desires to amend the Credit Agreement on the terms set forth herein; and

WHEREAS, the contemplated amendments require the consents of the Required Lenders under the Credit Agreement and the Required Lenders (as defined in the CEI Credit Agreement).

NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants and agreements herein contained and intending to be legally bound hereby, covenant and agree as follows:

1. Amendments to the Credit Agreement. Effective as of the Amendment No. 2 Effective Date, the Credit Agreement is hereby amended to be as set forth below (references to Sections are to Sections of the Credit Agreement):

(a) Section 1.1 is hereby amended to add the following definitions in alphabetical order therein:

“Amendment No. 2 Effective Date” shall mean June 5, 2020.

“Capital Expenditures” shall mean for any period, with respect to any Person, the aggregate of all expenditures by such Person for the acquisition or leasing (in the case of leasing, pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which are required to be capitalized under GAAP on a consolidated balance sheet of such Person.

“Consolidated Fixed Charges” shall mean, for any period, calculated on a consolidated basis for the Borrower and the Restricted Subsidiaries, the sum of (a) Consolidated Cash Interest Expense for such period, (b) the amount of cash payments made (net of cash refunds received) during such period by the Borrower and the Restricted Subsidiaries in respect of Taxes based on income or profits (including state franchise taxes accounted for as income taxes in accordance with GAAP) during such period, (c) the aggregate amount of scheduled repayments of principal during such period in respect of any Consolidated Indebtedness, (d) dividends and distributions paid in cash during such period by the Borrower and the Restricted Subsidiaries on a consolidated basis and (e) Maintenance Capital Expenditures for such period.

“Electronic Signature” shall have the meaning assigned thereto in Section 11.10 [Counterparts; Integration; Effectiveness].

“Fixed Charge Coverage Ratio” shall mean, on any date of determination, the ratio of (1) Consolidated EBITDA of the Borrower and the Restricted Subsidiaries for the period of four fiscal quarters of the Borrower most recently ended on or prior to the date of determination for which financial statements are available to (2) Consolidated Fixed Charges for such period.

“Maintenance Capital Expenditures” shall mean, for any period, the portion of the Borrower’s and the Restricted Subsidiaries’ Capital Expenditures required to maintain the operating capacity of the Borrower’s and the Restricted Subsidiaries’ capital assets for such period as determined in good faith by the Borrower, specifically excluding the Capital Expenditures for the refuse disposal expansion project for areas 7 and 8 located at the Pennsylvania Mining Complex preparation plant; provided that the Borrower shall provide to the Agents and the CEI Agents a brief written explanation of such determination no less than five (5) Business Days prior to the earlier of each time that the Borrower delivers or is required to deliver financial statements pursuant to Sections 8.3.1 [Quarterly Financial Statements] and 8.3.2 [Annual Financial Statements] (or such shorter period as the Agents and the CEI Agents shall agree in their sole discretion), and the Agents and the CEI Agents shall have the right to approve (such approval not to be unreasonably withheld) such determination; provided further that if the Agents and the CEI Agents shall not have responded to the Borrower with respect to such explanation within two (2) Business Days after the Borrower delivers it, then such approval will not be deemed to be required.

“Specified Conditions” shall mean with respect to any transaction, at the time of and after giving effect to such transaction on a Pro Forma Basis, (x) the First Lien Gross Leverage Ratio at such time shall not be greater than 2.00 to 1.00, and (y) the Fixed Charge Coverage Ratio shall be not less than 1.00 to 1.00.

(b) Section 8.2.4 is hereby amended by adding the following to the end of the proviso immediately following clause (r) thereof and immediately before the period:

“; provided further that, with respect to Investments made on or after the Amendment No. 2 Effective Date pursuant to clause (h) or (k), after giving effect to any such Investment, the Specified Conditions shall be satisfied and the Borrower shall deliver to the Agents and the CEI Agents on or prior to the date of the making of any such Investment an Officer’s Certificate certifying compliance with the requirements of this proviso and setting forth calculations in reasonable detail showing such compliance”.

(c) Section 8.2.5(b) is hereby amended by adding the following at the end thereof:

“provided that, on or after the Amendment No. 2 Effective Date, after giving effect to such distribution and any borrowings in connection therewith, the Specified Conditions shall be satisfied and the Borrower shall deliver to the Agents and the CEI Agents on or prior to the date of the making of any such Restricted Payment an Officer’s Certificate certifying compliance with the requirements of this clause (b) and setting forth calculations in reasonable detail showing such compliance;”.

(d) (i) Section 8.2.5(i) is hereby deleted in its entirety, (ii) Section 8.2.5(h) is hereby amended by deleting the “; and” at the end thereof and replacing it with a period and (iii) Section 8.2.5(g) is hereby amended by adding “and” at the end thereof.

(e) Section 8.2.13(a) is hereby amended and restated in its entirety as follows:

(a) Maximum First Lien Gross Leverage Ratio. Commencing with the fiscal quarter ending December 31, 2017, the Borrower shall not permit the First Lien Gross Leverage Ratio, calculated as of the last day of each fiscal quarter of the Borrower, to be greater than the First Lien Gross Leverage Ratio set forth opposite such day in the table below.

Quarter Ended	Maximum First Lien Gross Leverage Ratio
December 31, 2017	2.75x
March 31, 2018	2.75x
June 30, 2018	2.75x
September 30, 2018	2.75x
December 31, 2018	2.75x
March 31, 2019	2.75x
June 30, 2019	2.75x
September 30, 2019	2.75x
December 31, 2019	2.75x
March 31, 2020	2.75x
June 30, 2020	3.75x
September 30, 2020	3.75x
December 31, 2020	3.75x
March 31, 2021	3.75x
June 30, 2021	3.50x
September 30, 2021	3.50x
December 31, 2021	3.00x
March 31, 2022	3.00x
June 30, 2022 and thereafter	2.75x

(f) Section 8.2.13(b) is hereby amended and restated in its entirety as follows:

(b) Maximum Total Net Leverage Ratio. Commencing with the fiscal quarter ending December 31, 2017, the Borrower shall not permit the Total Net Leverage Ratio, calculated as of the last day of each fiscal quarter of the Borrower, to be greater than the Total Net Leverage Ratio set forth opposite such day in the table below.

Quarter Ended	Maximum Total Net Leverage Ratio
December 31, 2017	3.25x
March 31, 2018	3.25x
June 30, 2018	3.25x
September 30, 2018	3.25x
December 31, 2018	3.25x
March 31, 2019	3.25x
June 30, 2019	3.25x
September 30, 2019	3.25x

Quarter Ended	Maximum Total Net Leverage Ratio
December 31, 2019	3.25x
March 31, 2020	3.25x
June 30, 2020	4.00x
September 30, 2020	4.00x
December 31, 2020	4.00x
March 31, 2021	4.00x
June 30, 2021	3.75x
September 30, 2021	3.75x
December 31, 2021	3.50x
March 31, 2022	3.50x
June 30, 2022 and thereafter	3.25x

(g) Section 11.10 is hereby amended by replacing the second paragraph thereof with the following:

“The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement, any Assignment and Assumption Agreement or any other Loan Document and the transactions contemplated hereby or thereby shall be deemed to include an electronic symbol or process attached to a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record (each an “Electronic Signature”), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing in any Loan Document shall require any Agent or any CEI Agent to accept Electronic Signatures in any form or format without its prior written consent. Without limiting the generality of the foregoing, each Loan Party (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among any Agent, any CEI Agent, the Lenders and the Loan Parties, electronic images of this Agreement or any other Loan Documents (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of the Loan Documents based solely on the lack of paper original copies of any Loan Documents, including with respect to any signature pages thereto.”

(h) Schedule 1.1(A) to the Credit Agreement is hereby amended and restated in its entirety by Schedule 1.1(a) attached hereto:

2. Conditions Precedent. This Amendment shall be effective upon satisfaction of each of the following conditions (the date of such effectiveness, the “Amendment No. 2 Effective Date”):

(a) Execution and Delivery of Amendment. The Borrower, the Guarantors, the Required Lenders, the Administrative Agent and the Collateral Agent shall have executed and delivered this Amendment.

(b) Consent Under CEI Credit Agreement. The Collateral Agent shall have received an executed copy of the consent under the CEI Credit Agreement to this Amendment, and such Amendment shall have become effective.

(c) Officer’s Certificate. (i) The representations and warranties of each of the Loan Parties contained in the Loan Documents shall be true and correct in all material respects on and as of the Amendment No. 2 Effective Date with the same effect as though such representations and warranties had been made on and as of such date (except (x) that any representation and warranty that is already qualified as to materiality shall be true and correct in all respects as so qualified and (y) for representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein); (ii) no Event of Default or Potential Default shall have occurred and be continuing; (iii) since December 31, 2018, there shall not have occurred any event or condition that has had or could be reasonably expected, either individually or in the aggregate, to constitute a Material Adverse Change; and (iv) the Borrower shall have delivered to the Agents for the benefit of each Lender a certificate of the Borrower, dated the Amendment No. 2 Effective Date and signed by a Responsible Officer or Authorized Officer of the Borrower, to each effect in clauses (i) through (iii).

(d) Secretary’s Certificates. The Agents shall have received:

(i) a certificate dated the Amendment No. 2 Effective Date and signed by an Authorized Officer of the Borrower, certifying (A) that attached thereto is a true and complete copy of resolutions duly adopted by the managing general partner of the Borrower authorizing the execution, delivery and performance of this Amendment and the other Loan Documents to be executed and delivered in connection herewith, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Amendment No. 2 Effective Date; (B) the names of the officer or officers authorized to sign this Amendment and the other Loan Documents to be executed and delivered in connection herewith and the true signatures of such officer or officers and specifying the Authorized Officers permitted to act on behalf of the Borrower for purposes of this Amendment and such other Loan Documents and the true signatures of such officers, on which each Agent and each Lender may conclusively rely; and (C) copies of its certificate of limited partnership (recently certified by the Secretary of State of the State of Delaware) and limited partnership agreement as in effect on the Amendment No. 2 Effective Date, together with recently dated certificates from the Secretary of State of the State of Delaware as to the continued existence and good standing of the Borrower; and

(ii) a certificate dated the Amendment No. 2 Effective Date and signed by an Authorized Officer of each of the Loan Parties (other than the Borrower), certifying (A) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party (or its managing general partner, managing member or equivalent) authorizing the execution, delivery and performance of this Amendment and the other Loan Documents to be executed and delivered in connection herewith, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Amendment No. 2 Effective Date; (B) the names of the officer or officers authorized to sign this Amendment and the other Loan Documents to be executed and delivered in connection herewith and the true signatures of such officer or officers and specifying the Authorized Officers permitted to act on behalf of such Loan Party for purposes of this Amendment and such other Loan Documents and the true signatures of such officers, on which each Agent and each Lender may conclusively rely; and (C) copies of its organizational documents, including its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, and limited liability company agreement as in effect on the Amendment No. 2 Effective Date, recently certified by the appropriate state official where such documents are filed in a state office (or, in the alternative, certifying that such organizational documents have not been amended since the latest delivery of such organizational documents pursuant to Section 7.1.1(b)(iii) of the Credit Agreement or pursuant to a condition precedent to effectiveness of an amendment to the Credit Agreement, and that such organizational documents are in full force and effect), together with recently dated certificates from the appropriate state officials as to the continued existence and good standing of such Loan Party in each state where organized.

(e) Solvency Certificate. The Agents shall have received a certificate of the chief financial officer of the General Partner on behalf of the Borrower stating that, after giving effect to this Amendment, the Borrower and its Subsidiaries , taken as a whole, are Solvent.

(f) Fees and Expenses. All fees and expenses payable on or before the Amendment No. 2 Effective Date by the Borrower to the Collateral Agent (or its Affiliates) in connection with this Amendment shall have been paid in accordance with Section 11.3 of the Credit Agreement, including the reasonable fees, charges and disbursements of counsel for the Collateral Agent.

3. Full Force and Effect; Reaffirmation. All of the terms, conditions, representations, warranties and covenants contained in the Loan Documents shall continue in full force and effect except, in each case, as expressly modified by this Amendment. This Amendment shall constitute a Loan Document for purposes of the Credit Agreement. All references to the Credit Agreement in any Loan Document, unless expressly provided otherwise, shall mean and be a reference to the Credit Agreement as amended by this Amendment. Each Loan Party, by its signature below, hereby affirms and confirms (i) its obligations under each of the Loan Documents to which it is a party and (ii) its guarantee of the Obligations and the pledge of and/or grant of a security interest in its assets as Collateral to secure the Obligations, and acknowledges and agrees that such guarantee, pledge and/or grant continue in full force and effect in respect of, and to secure, the Obligations. The amendment of the Credit Agreement pursuant to this Amendment and all other Loan Documents amended and/or executed and delivered in connection herewith shall not constitute a novation of the Credit Agreement and the other Loan Documents as in effect prior to the Amendment No. 2 Effective Date.

4. Counterparts. This Amendment may be executed by different parties hereto in any number of separate counterparts, each of which, when so executed and delivered shall be an original and all such counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by telecopy or e-mail shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby or thereby shall be deemed to include an electronic symbol or process attached to a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record (each an “Electronic Signature”), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing in any Loan Document shall require any Agent or any CEI Agent to accept Electronic Signatures in any form or format without its prior written consent.

5. Severability. If any term of this Amendment or any application thereof shall be held to be invalid, illegal or unenforceable, the validity of other terms of this Amendment or any other application of such term shall in no way be affected thereby.

6. Entire Agreement. This Amendment sets forth the entire agreement and understanding of the parties with respect to the amendments to the Loan Documents contemplated hereby and supersedes all prior understandings and agreements, whether written or oral, between the parties hereto relating to such amendments. No representation, promise, inducement or statement of intention has been made by any party that is not embodied in this Amendment, and no party shall be bound by or liable for any alleged representation, promise, inducement or statement of intention not set forth herein.

7. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without regard to its conflict of laws principles. The provisions of Section 11.11.2 through 11.11.5 of the Credit Agreement shall apply to this Amendment mutatis mutandis.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Amendment as of the day and year first above written.

CONSOL COAL RESOURCES LP

By: CONSOL COAL RESOURCES GP LLC,
its general partner

By:	/s/ Martha A. Wiegand

Name: Martha A. Wiegand
Title: Authorized Officer

GUARANTORS:

CONSOL OPERATING LLC
CONSOL THERMAL HOLDINGS LLC
CONSOL COAL FINANCE CORP.

By:	/s/ Martha A. Wiegand
Name: Martha A. Wiegand
Title: Authorized Officer

[Signature Page to Amendment No. 2 to CCR Affiliated Company Credit Agreement]

CONSOL ENERGY INC.,
as Administrative Agent and as the Lender

By:	/s/ Mitesh Thakkar
Name:	Mitesh Thakkar
Title:	Chief Financial Officer

[Signature Page to Amendment No. 2 to CCR Affiliated Company Credit Agreement]

PNC BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Kyle T. Helfrich
Name:	Kyle T. Helfrich
Title:	Vice President

[Signature Page to Amendment No. 2 to CCR Affiliated Company Credit Agreement]

SCHEDULE 1.1(A)

PRICING GRID

The following table shall apply for determining interest rates for periods prior to the Amendment No. 2 Effective Date:

Level	Total Net Leverage Ratio	Applicable Rate
I	< 1.50:1.00	3.75%
II	≥ 1.50:1.00 and < 2.00:1.00	4.00%
III	≥ 2.00:1.00 and < 2.50:1.00	4.25%
IV	≥ 2.50:1.00 and < 3.00:1.00	4.50%
V	≥ 3.00:1.00	4.75%

The following table shall apply for determining interest rates for periods on and following the Amendment No. 2 Effective Date:

Level	Total Net Leverage Ratio	Applicable Rate
I	< 1.50:1.00	4.25%
II	≥ 1.50:1.00 and < 2.00:1.00	4.50%
III	≥ 2.00:1.00 and < 2.50:1.00	4.75%
IV	≥ 2.50:1.00 and < 3.00:1.00	5.00%
V	≥ 3.00:1.00	5.25%

For purposes of determining the Applicable Rate:

(a) From the Amendment No. 2 Effective Date through the date on which the first Compliance Certificate is required to be delivered hereunder after the Amendment No. 2 Effective Date (the “Initial Period”), the Applicable Rate shall be the amount set forth under Level III of this Schedule 1.1(A) set forth above.

(b) It is expressly agreed that after the Initial Period, the Applicable Rate shall be determined based upon Schedule 1.1(A) above and change on each date on which a Compliance Certificate is required to be delivered hereunder.

(c) If, as a result of any restatement of or other adjustment to the financial statements of the Borrower or for any other reason, the Borrower or the Lenders determine that (i) the Total Net Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Total Net Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code, automatically and without further action by the Administrative Agent or any Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent or any Lender, as the case may be, under Section 4.2 [Interest After Default] or Section 9 [Default]. The Borrower’s obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations hereunder.